Exhibit 99.1

DUNKIN’ BRANDS ANNOUNCES STRONG GLOBAL GROWTH IN 2013

Company adds 790 net new Dunkin’ Donuts and Baskin-Robbins restaurants globally in 2013

On worldwide basis, company announces plans to open 685 to 800 net new locations in 2014

CANTON, MA (January 13, 2014) – Dunkin’ Brands Group, Inc. (Nasdaq: DNKN), the parent company of Dunkin’ Donuts and Baskin-Robbins, announced today strong global expansion results in 2013 for both brands. For the full year, the company’s franchisees and licensees opened a combined total of 790 net new Dunkin’ Donuts restaurants and Baskin-Robbins shops globally, again making Dunkin’ Brands one of the fastest-growing franchise companies by unit count in the quick service restaurant (QSR) industry.

The company also announced that in 2014 on a global basis its franchisees and licensees plan to open 685 to 800 net new Dunkin’ Donuts and Baskin-Robbins locations.

“We are delighted with Dunkin’ Donuts’ accelerated growth across the U.S., which demonstrates ongoing strong demand for our brand, and we remain on track for a five percent net annual development rate for Dunkin’ Donuts U.S. We are especially pleased with the solid start to our development plans in California where, to date, we have executed agreements for nearly 100 traditional restaurants. Additional good news is that in 2013 Baskin-Robbins, which has been experiencing strong growth internationally for many years, also had positive net development growth in the U.S., marking a major milestone in the turnaround of the brand domestically,” said Nigel Travis, Chairman and Chief Executive Officer, Dunkin’ Brands. “All totaled, our franchisees and licensees opened 790 net new restaurants globally in 2013, and this year we expect to open 685 to 800 net new Dunkin’ Donuts and Baskin-Robbins restaurants on a worldwide basis. We believe a major contributor to our strong year-over-year growth is the disciplined approach we consistently take to improving franchisee economics.”

Dunkin’ Donuts U.S.
In 2013, Dunkin’ Donuts opened 371 net new restaurants in the U.S., which included openings in Colorado, New York, Texas and Utah. The company also signed multi-store development agreements in more than 20 domestic markets, including Southern California, Detroit, Michigan, Reno, Nevada, Salt Lake City, Utah, and throughout Texas and Ohio, among other regions. Additionally, a new restaurant design option was unveiled and 527 Dunkin’ Donuts restaurants were remodeled domestically last year.

In early 2013, Dunkin’ Donuts announced expansion into California and opened Southern California for franchising. Based on its initial success, the company soon extended recruitment to include California’s Central Valley and Central Coast areas. To date, the company has executed agreements to develop nearly 100 traditional restaurants in California. As of today, Dunkin’ Donuts is announcing that it is opening Northern California for sale, resulting in the entire state is now available for franchise development. The company believes it can eventually have 1,000 Dunkin’ Donuts locations in California.

In 2014, the company expects its franchisees to open 380 to 410 net new Dunkin’ Donuts restaurants and continues to believe that it can achieve the long term goal of more than 15,000 Dunkin’ Donuts restaurants in the U.S., almost double its present number of domestic locations.

Baskin-Robbins US
In 2013, Baskin-Robbins experienced positive net new growth in the U.S., opening a net number of four new locations in markets including California, Florida and Texas. The brand closed the year with development commitments for new units in markets including Arizona, California, Florida and Texas, and launched a new restaurant design option for Baskin-Robbins in the U.S.

In 2014, the company expects its franchisees and licensees to open 5 to 10 net new Baskin-Robbins restaurants in U.S.

Dunkin’ Donuts International
In 2013, Dunkin’ Donuts opened 138 net new restaurants outside the U.S., including its first restaurants in the United Kingdom in the Greater London area, and in Vietnam in Ho Chi Minh City. The Company also stepped up its European development efforts, and with the signing of five new franchise agreements in Germany, plans to have 150 restaurants in that country over the next several years, up from its year-end number of 41 locations. Additionally, Dunkin’ Donuts began franchise recruitment efforts in Brazil, Scandinavia and Turkey.

At the end of the year, Dunkin’ Donuts also signed a master franchise agreement with Fast Gourmet Group (FGG) to develop the brand in Eastern China. The agreement calls for the development of more than 100 Dunkin’ Donuts restaurants in the Shanghai, Jiangsu and Zhejiang regions, with the first locations planned to open in Shanghai in 2014.

Baskin-Robbins International
Baskin-Robbins opened 277 net new locations outside the U.S. in 2013. It also announced franchise recruitment in South Africa and Germany and a joint venture agreement with Galadari Ice Cream company to further develop the brand in Australia. Additionally in 2013, the company signed a licensing agreement for the Philippines and nine new store development agreements for Baskin-Robbins in China, which together would add 375 new Baskin-Robbins restaurants in that country over the next 10 years.

2014 Development Goals Summary
In 2014, the company expects its franchisees and licensees to open 380 to 410 net new Dunkin’ Donut restaurants in the U.S. and 5 to 10 net new U.S. Baskin-Robbins locations in the U.S. Outside the U.S., the company expects to open 300 to 400 net new Dunkin’ Donuts and Baskin-Robbins restaurants for a worldwide total of 685 to 800 Dunkin’ Donuts and Baskin-Robbins net new restaurants in 2014.

To learn more about Dunkin’ Brands franchising, visit www.dunkinbrands.com.

Forward-Looking Statements
This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These projections and statements reflect management’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain risk factors. A discussion of these risk factors is included in the Company’s periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

About Dunkin' Brands Group, Inc.
With more than 18,000 points of distribution in nearly 60 countries worldwide, Dunkin' Brands Group, Inc. (Nasdaq: DNKN) is one of the world's leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hard-serve ice cream. At the end of fiscal 2013, Dunkin' Brands' nearly 100 percent franchised business model included nearly 11,000 Dunkin' Donuts restaurants and more than 7,250 Baskin-Robbins restaurants. Dunkin' Brands Group, Inc. is headquartered in Canton, Mass.
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Contact(s):

Stacey Caravella (Investors)
Director, Investor Relations
Dunkin’ Brands
investor.relations@dunkinbrands.com
781-737-3200

Karen Raskopf (Media)
SVP, Corporate Communications
Dunkin’ Brands
karen.raskopf@dunkinbrands.com
781-737-5200

Michelle King (Media)
Sr. Director Global Public Relations
Dunkin’ Brands
michelle.king@dunkinbrands.com
781-737-5200